Exhibit 8.1

TROUTMAN SANDERS LLP Attorneys at Law 875 Third Avenue New York, New York 10022 212.704.6000 telephone troutmansanders.com

September 11, 2015

ARRIS International Limited
20-22 Bedford Row
London
United Kingdom
WC1R 4JS

Ladies and Gentlemen:

We have acted as tax counsel to ARRIS Group, Inc. (“ARRIS”), a Delaware corporation, in connection with (a) the proposed business combination of ARRIS and Pace plc (“Pace”), a public limited company incorporated under the laws of England and Wales, whereby (i) ARRIS International Limited (“New ARRIS”), a newly formed company incorporated in England and Wales, will acquire all of the outstanding shares of Pace by means of a court-sanctioned scheme of arrangement under English law and (ii) ARRIS will merge (the “Merger”) with a subsidiary of New ARRIS, with ARRIS surviving the Merger (pursuant to the Agreement and Plan of Merger dated as of April 22, 2015 (the “Merger Agreement”)), and (b) the filing of the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) of New ARRIS, including the proxy statement/prospectus forming a part thereof, with the Securities and Exchange Commission. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement or the Merger Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Merger Agreement, the Registration Statement, the Scheme Circular, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by ARRIS, New ARRIS and Pace, including factual statements and representations set forth in letters dated the date hereof from officers of ARRIS, New ARRIS and Pace (the “Representation Letters”). For purposes of rendering our opinion, we have assumed, with your permission, that (i) the Pace Acquisition will be consummated in the manner described in the Scheme Circular and in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party thereto), (ii) the statements concerning the Pace Acquisition made in the Scheme Circular, the Registration Statement and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Date, and thereafter (where relevant), (iii) the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (iv) the statements concerning the Merger made in the Merger Agreement, the Registration Statement and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time, and thereafter (where relevant), (v) any statements made in the Scheme Circular, the Merger Agreement, the Registration Statement or the Representation Letters regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Date or the Effective Time, as applicable, and thereafter (where relevant) in each case as if made without such qualification, (vi) the parties have complied with, and, if applicable, will continue to comply with, their respective obligations, covenants and agreements contained in the Scheme Circular, (vii) the parties have complied with, and, if applicable, will continue to comply with, their respective obligations, covenants and agreements contained in the Merger Agreement, (viii) all information provided by ARRIS to the Securities and Exchange Commission is not misleading, false or deceptive and does not omit anything likely to affect the import of such information, (ix) all information provided by Pace to the Regulatory Information Service or that Pace made available through the Financial Conduct Authority is not misleading, false or deceptive and does not omit anything likely to affect the import of such information, and (x) there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Based upon the foregoing, and subject to the limitations, exceptions, beliefs, assumptions and qualifications set forth herein and in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS”, we hereby confirm that the discussion in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS—U.S. Federal Income Tax Consequences of the Merger to ARRIS Stockholders” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders of ARRIS shares and of the ownership and disposition of New ARRIS shares received by such holders in the Merger.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Combination under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. This opinion is given as of the date hereof and is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP